EXHIBIT 5.18

CONSENT OF KATHLEEN ANN ALTMAN

Reference is made to the Registration Statement on Form F-10 and the documents incorporated by reference therein (the “Registration Statement”) of Goldcorp Inc. (the “Company”), and any amendments thereto, to be filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended.

I hereby consent to the inclusion and incorporation by reference in the Registration Statement of the Company, including any amendments thereto and any documents incorporated by reference therein, of references to and information derived from the technical report dated March 27, 2014, entitled “Technical Report on the Pueblo Viejo Project, Sanchez Ramirez Province, Dominican Republic” (the “Technical Report”). I also consent to the reference to my name, including as an expert or “qualified person”, and to my involvement in the preparation of the Technical Report in the Registration Statement.

Date: April 20, 2017

/s/ Kathleen Ann Altman
Name: Kathleen Ann Altman, Ph.D., P.E.
Title: Principal Metallurgist
Roscoe Postle Associates Inc.

RPA Inc. 143 Union Boulevard Suite 505 | Lakewood, CO, USA 80228 | T +1 (303) 330 0950    www.rpacan.com

[CONSENT OF KATHLEEN ANN ALTMAN TO FORM F-10]